EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Laurence M. Downes, hereby certifies as follows:
(a)	I am the Chief Executive Officer of New Jersey Resources Corporation (the “Company”);
(b)

To the best of my knowledge, the Company’s Quarterly Report on Form 10-Q for the period ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(c)

To the best of my knowledge, based upon a review of the Report, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 3, 2010
By: __/s/ Laurence M. Downes_____
Laurence M. Downes Chairman, President and Chief Executive Officer